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                                                                   EXHIBIT 10.19

                             EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of June 19, 1992, by and between AASTROM BIOSCIENCES, INC., a Michigan corporation ("Employer") and JAMES MALUTA ("Employee").

     NOW, THEREFORE, the parties agree as follows:

     1.  EMPLOYMENT   Employer hereby engages Employee, and Employee hereby
accepts such engagement, upon the terms and conditions set forth herein.

     2.  DUTIES   Employee is engaged as Vice President, Product Development.
Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which employee is engaged, together with such other reasonable and appropriate duties as Employer shall designate from time to time. Employee shall devote Employee's full business time and efforts to the rendition of such services and to the performance of such duties. As a full-time employee of Employer, Employee shall not be entitled to provide consulting services or other business or scientific services to any other party, without the prior written consent of Employer.

     3.  COMPENSATION

         3.1 BASE SALARY During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Employer shall pay Employee a salary of $90,000 per year, payable in arrears in equal bi-weekly installments, less required deductions for state and federal withholding tax, Social Security and all other employee taxes and payroll deductions. The base salary shall be subject to review and adjustment on an annual basis.

         3.2 BONUS COMPENSATION Employee may receive bonus in the form of a stock option, stock, or cash, the amount and timing of which shall be determined in the sole discretion of the Board of Directors of Employer.

     4.  TERM

         4.1 COMMENCEMENT The employment relationship pursuant to this Agreement shall commence no later than August 1, 1992.

         4.2 TERMINATION AT WILL Although Employer and Employee anticipate a long and mutually rewarding employment relationship, either party may terminate this Agreement, without cause, upon fourteen (14) days' prior written notice delivered to the other. It is expressly understood and agreed that the employment relationship is "at will", and with no agreement for employment for any specified term, and with no agreement for employment for so long as Employee performs satisfactorily. Provided, however, before Employer

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exercises this right of termination at will, Employer shall first either (i)
discuss with Employee the needs of Employer and why Employee no longer meets those needs, or (ii) discuss with Employee any concerns or dissatisfactions which Employer has with Employee's performance, and give to Employee a reasonable opportunity to remedy those concerns or dissatisfactions, to the reasonable satisfaction of Employer.

         4.3  TERMINATION FOR CAUSE   Either party may terminate this employment
relationship immediately upon notice to the other party in the event of any good cause, such as a default, dishonesty, neglect of duties, failure to perform by the other party, or death or disability of Employee.

         4.4  PAYMENT OF COMPENSATION UPON TERMINATION   Upon termination for
cause, Employee shall be entitled to the compensation set forth as "base salary" herein, prorated to the effective date of such termination as full compensation for any and all claims of Employee under this Agreement.

     5.  FRINGE BENEFITS

         5.1 CUSTOMARY FRINGE BENEFITS Employee shall be entitled to such fringe benefits as Employer customarily makes available to employees of Employer engaged in the same or similar position as Employee ("Fringe Benefits"). Such Fringe Benefits may include vacation leave, sick leave, and health insurance coverage. Employer reserves the right to change the Fringe Benefits on a prospective basis, at any time, effective upon delivery of written notice to Employee.

         5.2 ACCUMULATION Employee shall not earn and accumulate unused vacation and sick leave, or other Fringe Benefits in excess of an unused amount equal to twice the amount earned for one year. Further, Employee shall not be entitled to receive payments in lieu of said Fringe Benefits, other than for unused vacation leave earned and accumulated at the time the employment relationship terminates.

     6.  INVENTION, TRADE SECRETS AND CONFIDENTIALITY

         6.1  DEFINITIONS

              6.1.1 Invention Defined. As used herein "Invention" means inventions, discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to processes, methods, formulas, techniques, devices, designs, programs (including computer programs), computer graphics, apparatus, products, as well as improvements thereof or know-how related thereto, relating to any present or anticipated business or activities of Employer.

              6.1.2 Trade Secret Defined. As used herein "Trade Secret" means, without limitation, any document or information relating to Employer's products, processes or services, including documents and information relating to Inventions, and to the research, development, engineering or manufacture of

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Inventions, and to Employer's purchasing, customer or supplier lists, which documents or information have been disclosed to Employee or known to Employee as a consequence of or through Employee's employment by Employer (including documents, information or Inventions conceived, originated, discovered or developed by Employee), which is not generally known in the relevant trade or industry.

         6.2  INVENTIONS

              6.2.1 Disclosure. Employee shall disclose promptly to Employer each Invention, whether or not reduced to practice, which is conceived or learned by Employee (either alone or jointly with others) during the term of his employment with Employer. Employee shall disclose in confidence to Employer all patent applications filed by or on behalf of Employee during the term of his employment and for a period of three (3) years thereafter. Any disclosure of an Invention, or any patent application, made within one (1) year after termination of employment shall be presumed to relate to an Invention made during Employee's term of Employment with Employer, unless Employee clearly proves otherwise.

              6.2.2 Employer Property; Assignment. Employee acknowledges and agrees that all Inventions which are discovered, conceived, developed, made, produced or prepared by Employee (alone or in conjunction with others) during the duration of Employee's employment with Employer shall be the sole property of Employer. Said property rights of Employer include without limitation all domestic and foreign patent rights, rights of registration or other protection under the patent and copyright laws, and all other rights pertaining to the Inventions. Employee further agrees that all services, products and Inventions that directly or indirectly result from engagement with Company shall be deemed "works for hire" as that term is defined in Title 17 of the United States Codes, and accordingly all rights associated therewith shall vest in the Company. Notwithstanding the foregoing, Employee hereby assigns to Employer all of Employee's right, title and interest in any such services, products and Inventions, in the event any such services, products and Inventions shall be determined not to constitute "works for hire."

              6.2.3 Exclusion Notice. The Assignment by Employee of Inventions under this Agreement does not apply to any Inventions which are owned or controlled by Employee prior to the commencement of employment of Employee by Employer (all of which are set forth on Exhibit "A" hereto). Additionally, Employee is not required to assign an idea or invention where the invention or idea meets all of the following criteria; namely if the invention or idea: (i) was created or conceived without the use of any of Employer's equipment, supplies, facilities, or trade secret information, and (ii) was developed entirely on Employee's own time, and (iii) does not relate to the business of Employer, and (iv) does not relate to Employer's actual or demonstrably anticipated research or development, and (v) does not result from any work performed by Employee for Employer.

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              6.2.4 Patents and Copyrights; Attorney-in Fact. Both before and after termination of this Agreement (and with reasonable compensation paid by Employer to Employee after termination), Employee agrees to assist the Employer to apply for, obtain and enforce patents on, and to apply for, obtain and enforce copyright protection and registration of, the Inventions described in
Section 6.2.2 in any and all countries. To that end, Employee shall (at Employer's request) without limitation, testify in any proceeding, and execute any documents and assignments determined to be necessary or convenient for use in applying for, obtaining, registering and enforcing patent or copyright protection involving any of the Inventions. Employee hereby irrevocably appoints Employer, and its duly authorized officers and agents, as Employee's agent and attorney-in-fact, to act for and in behalf of Employee in filing all patent applications, applications for copyright protection and registration, amendments, renewals, and all other appropriate documents in any way related to the Inventions described in Section 6.2.2.

         6.3  TRADE SECRETS

              6.3.1 Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer in any Trade Secrets of Employer. Employee acknowledges and agrees that any and all Trade Secrets of Employer, whether developed by Employee alone or in conjunction with others or otherwise, shall be and are the property of Employer.

              6.3.2 Covenant Not to Divulge Trade Secrets. Employee acknowledges and agrees that Employer is entitled to prevent the disclosure of Trade Secrets of Employer. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the term of the employment by Employer and thereafter to hold in strictest confidence, and not to use, disclose or allow to be disclosed to any person, firm, or corporation, Trade Secrets of Employer, including Trade Secrets developed by Employee, other than disclosures to persons engaged by Employer to further the business of Employer, and other than use in the pursuit of the business of Employer.

              6.3.3 Confidential Information of Others. Employee represents and warrants that if Employee has any confidential information belonging to others, Employee will not use or disclose to Employer any such information or documents. Employee represents that his employment with Employer will not require him to violate any obligation to or confidence with any other party.

         6.4 NO ADVERSE USE Employee will not at any time use Employer's Trade Secrets or Inventions in any manner which may directly or indirectly have an adverse effect upon Employer's business, nor will Employee perform any acts which would tend to reduce Employer's proprietary value in Employer's Trade Secrets or Inventions.

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         6.5  RETURN OF MATERIALS AT TERMINATION  In the event of any termination of Employee's employment, Employee will promptly deliver to Employer all materials, property, documents, data, and other information belonging to Employer or pertaining to Trade Secrets or Inventions. Employee shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to Employer or containing or pertaining to any Trade Secrets or Inventions.

         6.6 REMEDIES UPON BREACH In the event of any breach by Employee of the provision in this Section 6, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Employee from violating any of the terms of this Section 6, to enforce the specific performance by Employee of any of the terms of this Section 6, and to obtain damages for any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as Employer may elect to invoke. The failure of Employer to promptly institute legal action upon any breach of this Section 6 shall not constitute a waiver of that or any other breach hereof.

     7.  COVENANT NOT TO COMPETE   Employee agrees that, during Employee's
employment, Employee will not directly or indirectly compete with Employer in any way, and that Employee will not act as an officer, director, employee, consultant, shareholder, lender or agent of any other entity which is engaged in any business of the same nature as, or in competition with, the business in which Employer is now engaged, or in which Employer becomes engaged during the term of Employee's employment, or which is involved in science or technology which is similar to Employer's science or technology.

     8.  GENERAL PROVISIONS

         8.1  ATTORNEYS' FEES   In the event of any dispute or breach arising
with respect to this Agreement, the party prevailing in any negotiations or proceedings for the resolution or enforcement thereof shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein.

         8.2  AMENDMENTS   No amendment or modification of the terms or
conditions of this Agreement shall be valid unless in writing and signed by both parties hereto. There shall be no implied-in-fact contracts modifying the terms of this Agreement.

         8.3 ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties with respect to the employment of Employee. This Agreement supersedes all prior agreements, understandings, negotiations and representation with respect to the employment relationship.

         8.4  SUCCESSORS AND ASSIGNS   The Rights and obligations of Employer
under this Agreement shall inure to the benefit of and shall be

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binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

         8.5 WAIVER Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

         8.6  SEVERABLE PROVISIONS   The provisions of this Agreement are
severable, and if any or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     9.  EMPLOYEE'S REPRESENTATIONS   Employee represents and warrants that
Employee (i) is free to enter into this Agreement and to perform each of the terms and covenants contained herein, (ii) is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and (iii) will not be in violation or breach of any other agreement by reason of Employee's execution and performance of this Agreement.

     10. SUPPLEMENTAL MATTERS Pursuant to a separate letter agreement, Employee shall be entitled to reimbursement for certain relocation costs. Subject to ultimate decision by Employer's Board of Directors, Employee may receive a stock option agreement for 125,000 (one hundred twenty five thousand) shares of Employer's common stock.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

EMPLOYER:

Aastrom Biosciences, Inc.

By:  /s/ R. DOUGLAS ARMSTRONG
     ---------------------------
     R. Douglas Armstrong, Ph.D.
     President/CEO


EMPLOYEE:

/s/ James Maluta
----------------
James Maluta


Address:  29253 Thimbleberry Lane
          Evergreen, CO  80439

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                                   Exhibit A

                           List of Prior Inventions
                                (Section 6.2.3)



None, other than the following:

None
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